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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-59324 of Ameripath, Inc. of our reports dated March 29, 2001, appearing in the Amended Annual Report on Form 10-K/A of Ameripath, Inc. for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



s/ Deloitte & Touche LLP


Miami, Florida
August 8, 2001